SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2007

EGL, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-27288	76-0094895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15350 Vickery Drive, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 618-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 24, 2007, EGL, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with CEVA Group Plc, a public company limited by shares incorporated in England and Wales (“Parent”), and CEVA Texas Holdco Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by affiliates of Apollo Management VI, L.P.

Prior to entering into the Agreement, the Company terminated the Agreement and Plan of Merger (the “Prior Merger Agreement”) dated as of March 18, 2007 between the Company and affiliates of James R. Crane, the Company’s largest shareholder, Chief Executive Officer and Chairman of the Board, together with investment funds affiliated with Centerbridge Partners, L.P. and The Woodbridge Company Limited (the “Crane group”).  The Company paid the Crane group the $30 million termination fee pursuant to the terms of the Prior Merger Agreement.

At the effective time of the Merger, each outstanding share of common stock of the Company, other than any shares owned directly or indirectly by Parent, Merger Sub, the Company or its subsidiaries, and any shareholders who are entitled to and who properly exercise dissenters’ rights under Texas law, will be cancelled and converted into the right to receive $47.50 in cash, without interest.  Some members of Company management may roll over their Company stock into equity of an affiliate of Parent.

The Board of Directors of the Company approved the Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

The Company has made customary representations, warranties and covenants in the Agreement, all of which expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Company's Board of Directors (or the Special Committee) to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative proposals.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company's shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, foreign competition approvals and other customary closing conditions. The parties expect to close the transaction in the third quarter of 2007.

The Agreement may be terminated under certain circumstances, including if the Company's Board of Directors (or the Special Committee) has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Agreement. Upon the termination of the Agreement, under specified circumstances, the Company will be required to reimburse Parent and Merger Sub for their transaction expenses up to $15 million, and under specified circumstances the Company will be required to pay Parent a termination fee of $20 million less any transaction expenses previously reimbursed. Additionally, upon termination of the Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of $40 million in the event that Parent’s financing is not obtained, or $60 million in the event of any willful breach of the Agreement by Parent.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Special Committee engaged Deutsche Bank Securities, Inc. ("Deutsche Bank") to serve as financial advisor to the Special Committee.  On May 23, 2007, Deutsche Bank delivered an opinion to the Special Committee and the Board of Directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of the Company (other than any members of Company management who roll over their Company stock into equity of an affiliate of Parent).

In connection with the approval of the Agreement, on May 24, 2007 the Company entered into an amendment to its Rights Agreement.  The amendment is described in Item 3.03 below, and such description is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company's website, www.eaglegl.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's Form 10-K/A filed on April 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 1.02  Termination of a Material Definitive Agreement.

The disclosure set forth in the second paragraph of Item 1.01 above is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

In connection with the approval of the Agreement, on May 24, 2007 the Company entered into a Second Amendment (the “Amendment”) to the Rights Agreement between the Company and Computershare Investor Services, L.L.C., as Rights Agent, dated May 23, 2001 (the “Rights Agreement”).  The Amendment was effected to exclude the Merger, the Agreement and the other transactions contemplated thereby from the provisions of the Rights Agreement.  The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On May 24, 2007, the Company and Parent issued a press release announcing that they had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

___________________________________________

CAUTIONARY STATEMENTS

The statements included in this Current Report on Form 8-K regarding any transaction with Parent and its affiliates (the “CEVA group”), including the timing thereof, the likelihood that such transaction could be consummated, any future actions by the CEVA group, the effects of any transaction on EGL’s operations or otherwise, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, satisfaction of closing conditions, actions by the CEVA group and other factors detailed in risk factors and elsewhere in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 2.1

Agreement and Plan of Merger, dated as of May 24, 2007, among the Company, CEVA Group Plc and CEVA Texas Holdco Inc.*

Exhibit 4.1

Second Amendment dated May 24, 2007 to the Rights Agreement between the Company and Computershare Investor Services, L.L.C., as Rights Agent, dated May 23, 2001

Exhibit 99.1

Press Release, dated May 24, 2007

*

Schedules and Exhibits omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 2007

EGL, INC.

By:_____/s/ Dana Carabin_____________________

Dana Carabin

General Counsel and Corporate Secretary